Exhibit 15






October 31, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We are aware that our reports dated April 16, 2002 and July 16, 2002 on our reviews of interim financial information of Ford Motor Company (the "Company") as of and for the periods ended March 31, 2002 and June 30, 2002, respectively, and included in the Company's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated October 31, 2002.

Yours very truly,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan